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                   FIRST METLIFE INVESTORS INSURANCE COMPANY

                      CERTIFICATE OF ASSISTANT SECRETARY

The undersigned, Kelli J. Buford, hereby certifies as follows:

1. That she is the duly elected, qualified and acting Assistant Secretary of First MetLife Investors Insurance Company (the "Company").

2. That the following is a true and correct copy of the preamble and certain resolutions duly adopted by the Board of Directors of the Company at a meeting held on August 24, 2016, at which a quorum was present and acting throughout and that such resolutions remain in full force and effect as of the date hereof:

                        NAME CHANGE -- SEPARATE ACCOUNT
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     WHEREAS, on January 12, 2016, MetLife, Inc. ("MET") announced its intention to separate a significant portion of its U.S. Retail business and on July 25, 2016 announced the separated business will be known as Brighthouse Financial ("Brighthouse");

     WHEREAS, it has been determined First MetLife Investors Insurance Company the "Company") will be included in the separation;

     WHEREAS, on December 31, 1992, management, with the approval of the Board of Directors of First Xerox Life Insurance Company (n/k/a First MetLife Investors Insurance Company ), established a separate account under the name of First MetLife Investors Variable Annuity Account One to be associated with the variable annuity contracts marketed by the Company;

     WHEREAS, in connection with the anticipated separation and proposed name change of the Company to Brighthouse Life Insurance Company of NY, pending approval of the New York Department of Financial Services ("NYDFS"), and to facilitate preparation of various regulatory filings, it is necessary to change the name of the separate account from First MetLife Investors Variable Annuity Account One to Brighthouse Variable Annuity Account B;

     NOW THEREFORE BE IT

     RESOLVED that the Company, be and hereby does authorize and approve the change of the name of First MetLife Investors Variable Annuity Account One to Brighthouse Variable Annuity Account B; and be it

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     FURTHER RESOLVED, that any proper officer of the Company, acting singly be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to sign and deliver all instruments, agreements, or other documents and to take or cause to be taken any and all such actions as are required to effectuate said name change of First MetLife Investors Variable Annuity Account One to Brighthouse Variable Annuity Account B; and be it

     FURTHER RESOLVED, that any proper officer of the Company, acting singly be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to do and perform, or cause to be done and performed, all such acts, deeds and things to make, prepare, approve, execute and deliver or cause to be made, prepared, executed and delivered all such other documents, undertakings, certificates, instruments, schedules, reports and agreements, to make such filings, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgment determine to be necessary, advisable or appropriate to carry out fully the intent and purposes of the foregoing resolutions, and the execution by any such proper officer of any such documents, certificates, instruments, schedules, reports or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing resolutions shall be conclusive evidence of their authority therefor and for the approval of the documents, undertakings, certificates, instruments, schedules, reports and agreements so executed, the expenses so paid, the filings so made and the actions so taken.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Assistant Secretary as of the 1st day of September, 2016.


                                                  /s/ Kelli J. Buford
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                                                  Kelli J. Buford
                                                  Assistant Secretary

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